Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PTC Inc. of our report dated November 15, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in PTC Inc.'s Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2023